Exhibit 1.1

DEALER MANAGER AGREEMENT

   , 2003

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

1.            Exchange Offer.  Northwest Airlines, Inc., a Minnesota corporation (the “Company”), plans to make offers to exchange up to $120,000,000 principal amount of 8.375% Notes due 2004, up to $160,000,000 principal amount of 8.52% Notes due 2004, up to $120,000,000 principal amount of 7-5/8% Notes due 2005 and up to $50,000,000 principal amount of 8.875% Notes due 2006 (collectively, the “Old Securities”) of the Company, for up to $551,822,000 principal amount of 10.5% Class D Pass Through Certificates, Series 2003-1 of the Company (the “New Securities”) (such offers, as they may be extended, amended and/or supplemented, collectively, the “Exchange Offer”).  The Exchange Offer will be on the terms and subject to the conditions set forth in the Exchange Offer Material (as defined below).  The New Securities are to be issued pursuant to the Pass Through Trust Agreement dated as of June 3, 1999 (the “Basic Agreement”), among the Company, Northwest Airlines Corporation, as guarantor (the “Guarantor”), and U.S. Bank Trust National Association, as the Trustee (as successor to State Street Bank and Trust Company of Connecticut, National Association) (the “2003-1 Trustee”), and a Pass Through Trust Supplement, Series 2003-1, to be dated as of the Exchange Date among the Company, the Guarantor and the 2003-1 Trustee (together with the Basic Agreement, the “Pass Through Trust Agreement”).

               The New Securities will represent fractional undivided interests in the assets of the pass through trust (except for certain excess interest and investment income thereon) to be formed pursuant to the Pass Through Trust Agreement.  Such assets will include (i) the Junior Equipment Notes to be issued under Series 1999-2, Series 2000-1 and Series 2001-2 and the Series E Equipment Note, (ii) the D-2 Secured Notes and (iii) the Series D-1 Beneficial Interests in the Delaware Trusts.  The Series D-1 and Series D-2 Beneficial Interests in each Delaware Trust will be entitled to the benefits of the related Amended and Restated Statutory Trust Agreement (the “Statutory Trust Agreement”).  The Company’s obligations under each D-2 Secured Note will be secured by a security interest in the same original notional amount of Series D-2 Beneficial Interests in the related Delaware Trust, which will be granted pursuant to a separate pledge agreement (each, a “Pledge Agreement”).  The Company’s obligations under the D-2 Secured Notes and the Pledge Agreements will be guaranteed by the Guarantor pursuant to a guarantee to be executed and delivered on the Exchange Date (the “Guarantee”).  In connection with the issuance of the New Securities, (x) the indentures pursuant to which the Junior Equipment Notes (other than the Junior Equipment Notes to be issued under Series 2002-1 after the Exchange Date) have been or will be issued (each, an “Indenture”), (y) the participation agreements related to such Indentures (each, a “Participation Agreement”) and (z) the Intercreditor Agreements relating to all six Prior Series will be amended as set forth in the forms thereof attached as exhibits to the Registration Statement (as defined below).

Capitalized terms not otherwise defined in this Agreement shall have the respective meanings specified in the Exchange Circular—Prospectus (as defined below); provided that, as used in this Agreement, the term “Operative Documents” shall mean the Pass Through Trust Agreement, the Junior Equipment Notes, the
D-2 Secured Notes, the amendments to the Intercreditor Agreements, the amendments to the Indentures, the amendments to the Participation Agreements, the Pledge Agreements, the Guarantee, the Series D-1 Beneficial Interests, the Series D-2 Beneficial Interests and the Statutory Trust Agreements.

2.            Engagement of Dealer Managers.  (a)  The Company hereby engages Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. as exclusive Dealer Managers (the “Dealer Managers”) in connection with the Exchange Offer.  Each Dealer Manager agrees, in accordance with its customary practice, to perform in connection with the Exchange Offer those services that are customarily performed by investment banking concerns in connection with similar exchange offers, including the solicitation of tenders of Old Securities pursuant to the terms of the Exchange Offer.  The performance by the Dealer Managers of such services hereunder shall commence on the date of commencement of the Exchange Offer (the “Commencement Date”).

(b)          The Dealer Managers shall have no liability (in tort, contract or otherwise) to the Company or any other person for any act or omission on the part of any broker or dealer in securities (other than themselves) or any bank or trust company or any other person, and the Dealer Managers shall have no liability (in tort, contract or otherwise) to the Company or any other person for any losses, claims, damages or liabilities arising from their own acts or omissions in performing their obligations as Dealer Managers hereunder or otherwise in connection with the Exchange Offer, except for any such losses, claims, damages or liabilities finally judicially determined to be attributable to their bad faith or gross negligence.

(c)          The Company acknowledges that the Dealer Managers have been engaged to act in connection with the Exchange Offer and, in such capacity, shall act as independent contractors, not as agents, with duties owed solely to the Company.  In connection with the solicitation of tenders of Old Securities, no broker, dealer, commercial bank, trust company or other nominee is to be deemed to be acting as agent of any Dealer Manager or as agent of the Company, and no Dealer Manager shall be deemed to be an agent of the Company or of any broker, dealer, commercial bank, trust company or other nominee or any other person.  The Company expressly acknowledges that all opinions and advice (written or oral) given by the Dealer Managers to the Company in connection with their engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transactions to which such opinions or advice relate.

3.            The Exchange Offer Material.  (a)  The Guarantor and the Company have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (File No. 333-105356), including a prospectus, relating to the New Securities.  The registration statement as amended at the time it becomes effective under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.”  The exchange circular—prospectus included in the Registration Statement at the time it is declared effective is hereinafter referred to as the “Exchange Circular—Prospectus.”

(b)          The Registration Statement and the Exchange Circular—Prospectus, the accompanying Letters of Transmittal (as the same may be amended, the “Letters of Transmittal”), the Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees, the Letter to Clients, the Notice of Guaranteed Delivery and any other documents, materials or filings relating to the Exchange Offer to be used or made by the Company in connection with the Exchange Offer, including, but not limited to, any materials hereafter incorporated by reference therein, to be distributed to holders of the Old Securities, and in each case as amended or supplemented from time to time, are referred to herein collectively as the “Exchange Offer Material.”

(c)          The Company agrees to furnish the Dealer Managers, at its own expense, with as many copies as they may reasonably request of the Exchange Offer Material and any amendments or supplements thereto.  The Company agrees that, at a reasonable time prior to using or filing any Exchange Offer Material, the Company will furnish to the Dealer Managers a reasonable number of copies of such material and will give reasonable consideration to the Dealer Managers’ and their counsel’s comments, if any, thereon.

(d)          Prior to and during the period of the Exchange Offer, the Company shall inform the Dealer Managers promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Exchange Offer Material then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

(e)          Each Dealer Manager hereby agrees that, without the prior consent of the Company, such Dealer Manager will not hereafter publicly disseminate any written materials to holders of Old Securities for or in connection with the solicitation of tenders of Old Securities pursuant to the Exchange Offer, other than the Exchange Offer Material.

4.            Withdrawal.  In the event that:

(a)          the Guarantor and/or the Company use, permit the use of or file with the Commission or any Other Agency (as defined below) the Exchange Offer Material or any amendment or supplement thereto and such document (i) has not been submitted to the Dealer Managers previously for their and their counsel’s comments or (ii) has been so submitted, and the Dealer Managers or their counsel have made comments that have not been reflected in a manner reasonably satisfactory to the Dealer Managers and their counsel;

(b)          the Guarantor and/or the Company breach, in any material respect, any of their agreements or covenants herein;

(c)          any of the representations and warranties set forth in this Agreement are not true and correct on and as of the Commencement Date, as of the date of any publication, filing and/or distribution of the Exchange Offer Material and on and as of the Exchange Date;

(d)          the Exchange Offer is terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company’s ability to carry out the Exchange Offer, the exchange of the Old Securities pursuant thereto or the performance of this Agreement; or

(e)          the Dealer Managers have not received (i) on the Commencement Date and/or on the Exchange Date, as the case may be, the opinions of counsel described in Sections 9(a), (b), (c), (d), (e) and (f) hereof, (ii) on the Commencement Date and on the Exchange Date, the accountant’s “comfort letters” described in Section 9(g) hereof and (iii) on the Exchange Date, certificates of the officers of the Company and the Guarantor as described in Sections 9(h) and (i) hereof, then each Dealer Manager shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to it or any other indemnified party (as defined in Section 11 below) and without loss of any right to indemnification or contribution provided in Section 11 or right to the payment of all fees and expenses payable pursuant to Sections 5 and 6 that have accrued to the date of such withdrawal, which expenses shall be paid promptly after the date of such withdrawal.  In the event of any such withdrawal by any Dealer Manager, for purposes of determining the fees payable pursuant to Section 5, the principal amount of Old Securities tendered for exchange (and not subsequently withdrawn) pursuant to the Exchange Offer as of the close of business on the date of such withdrawal that are thereafter acquired by the Company pursuant to the Exchange Offer shall be deemed to have been exchanged as of the date of such withdrawal, and such fees accrued through the date of such withdrawal shall be paid to such Dealer Manager promptly after such date.

5.            Fees.  The Company and the Dealer Managers agree that the compensation and fees (the “Fee”) for the Dealer Managers’ services as Dealer Managers hereunder will be equal to the amounts separately agreed between the Company and the Dealer Managers, and will be paid to the Dealer Managers by the Company, in immediately available funds on the Exchange Date.

6.            Expenses.  In addition to the compensation for the services of each Dealer Manager under Section 5 above, the Company shall (a) reimburse brokers and dealers (including the Dealer Managers), commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, (b) pay all fees and expenses relating to the preparation, filing, printing, mailing and publishing of the Exchange Offer Material and any other material prepared in connection with the Exchange Offer, all advertising expenses relating to the Exchange Offer, the fees and expenses of the Exchange

Agent, the Information Agent (each as defined in Section 7 below) and the 2003–1 Trustee and all other fees and expenses incurred by the Company or any of its affiliates in connection with the Exchange Offer, (c) pay all expenses incident to the preparation, issuance and delivery of the New Securities and the qualification of the New Securities under state securities or “blue sky” laws in accordance with the provisions of Section 10(h), including the reasonable fees and disbursements of counsel for the Dealer Managers, (d) pay any fees charged by rating agencies for the rating of the New Securities and the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the offering of the New Securities, (e) pay all fees and expenses in connection with the preparation and filing of the Registration Statement on Form 8-A relating to the New Securities and all costs and expenses incident to listing the New Securities on the New York Stock Exchange (“NYSE”), (f) reimburse the Dealer Managers for all reasonable out-of-pocket expenses they incur in connection with their performance of services as Dealer Managers, including, but not limited to, the reasonable legal fees and disbursements of their legal counsel incurred in connection with the Exchange Offer and the preparation of this Agreement (which fees and expenses will be paid directly to such counsel), (g) pay the document production charges and expenses associated with printing this Agreement and the Exchange Offer Material and (h) pay all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  All payments to be made pursuant to this Section 6 shall be made promptly after the expiration or termination of the Exchange Offer (or when required pursuant to Section 4).  The Company shall perform its obligations as set forth in this Section 6 and in Section 5 whether or not the Exchange Offer is commenced or any Old Securities are tendered for exchange pursuant to the Exchange Offer.

7.            Securities Lists; Exchange Agent; Information Agent.  (a)  The Company shall provide to the Dealer Managers, or cause the trustee under the respective agreements pursuant to which the Old Securities were issued and The Depository Trust Company (“DTC”) to provide the Dealer Managers with, copies of the records or other lists showing the names and addresses of, and principal amounts of Old Securities held by, the holders of Old Securities as of a recent date and shall, from and after such date, use its best efforts to cause the Dealer Managers to be advised from day to day during the pendency of the Exchange Offer of all transfers of Old Securities, such notification consisting of the name and address of the transferor and transferee of any Old Securities and the date of such transfer.

(b)          The Company has appointed, and authorizes the Dealer Managers to communicate with, U.S. Bank Trust National Association, in its capacity as exchange agent (the “Exchange Agent”), in connection with the Exchange Offer.  The Company will instruct the Exchange Agent to advise the Dealer Managers at least daily as to such matters relating to the Exchange Offer as they may reasonably request and to furnish each Dealer Manager with any written reports concerning any such information as they may reasonably request.

(c)          The Company will arrange for D.F. King & Co., Inc. to serve as information agent (the “Information Agent”) in connection with the Exchange Offer and, as such, to advise each Dealer Manager as to such matters relating to the Exchange Offer as they may reasonably request and to furnish each Dealer Manager with any written reports concerning any such information as they may reasonably request.

8.            Representations and Warranties and Certain Agreements.  The Guarantor and the Company jointly and severally represent and warrant to each Dealer Manager, and agree with each Dealer Manager, as follows:

(a)          Each of the Company and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and the State of Delaware, respectively, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Exchange Circular—Prospectus and to perform its obligations under this Agreement; and each of the Guarantor and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise (a “Material Adverse Effect”).  Each of the Company and the Guarantor has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Exchange Offer and to consummate the Exchange Offer in accordance with its terms.

(b)          The Exchange Offer and all other actions by the Company and the Guarantor contemplated in the Exchange Offer Material and this Agreement have been duly and validly authorized by all necessary corporate action by the Company and the Guarantor and no other corporate proceedings by the Company or the Guarantor are necessary to authorize any such actions.

(c)          The Registration Statement, when it became effective, did not contain, and the Registration Statement, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Exchange Circular—Prospectus and the other Exchange Offer Material (other than the Registration Statement) do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to (i) statements or omissions in the Registration Statement or the Exchange Circular—Prospectus based upon information relating to the Dealer Managers furnished to the Company in writing by the Dealer Managers expressly for use therein or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the 2003-1 Trustee.

(d)          A complete and correct copy of the Exchange Offer Material has been furnished to the Dealer Managers or will be furnished to them no later than the Commencement Date.  The Registration Statement and the Exchange Circular—Prospectus, as amended and supplemented from time to time, complies in all material respects with the provisions of the Securities Act, the Exchange Act and the Trust Indenture Act and, in each case, the rules and regulations promulgated by the Commission thereunder.

(e)          The Registration Statement has become effective on or prior to the Commencement Date and no stop order suspending the effectiveness of the Registration Statement is in effect, no restraining order, injunction or denial of an application for approval has been issued, and no proceedings, litigation or investigations have been initiated or, to the best of the Company’s knowledge, threatened, by or before the Commission or any Other Agency (including any court) of the United States or the State of New York with respect to the commencement or consummation of the Exchange Offer or the execution, delivery or performance of this Agreement, the Operative Documents or the New Securities, that are required to be disclosed in the Registration Statement or the Exchange Circular—Prospectus, other than proceedings accurately described in the Registration Statement or Exchange Circular—Prospectus.

(f)           The documents incorporated by reference in the Exchange Circular—Prospectus pursuant to Item 11 of Form S-4 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(g)          The Company is a “citizen of the United States” (as defined in Section 40102(a)(15) of Title 49 of the United States Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.  There is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation (the “Federal Aviation Act”).  All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Guarantor, indirectly through Northwest Airlines Holdings Corporation and NWA Inc., each a Delaware corporation, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

(h)          The Company does not have any “significant subsidiaries” as defined in Regulation S-X, and the Guarantor does not have any significant subsidiaries (other than the Company).

(i)           The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Guarantor and its consolidated subsidiaries for the periods specified.  Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.  The summary consolidated financial data included in the Exchange Circular—Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

(j)           Ernst & Young LLP, who have reported upon the audited consolidated financial statements and the financial statement schedules, if any, included or incorporated by reference in the Registration Statement, are independent public accountants within the meaning of the Securities Act.

(k)          This Agreement has been duly and validly authorized, executed and delivered by the Guarantor and the Company and no other corporate proceedings by the Guarantor and the Company are necessary to authorize any such actions; and this Agreement is a legal, valid and binding obligation of the Guarantor and the Company, enforceable against the Guarantor and the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that rights to indemnification and contribution hereunder may be limited by applicable federal or state securities laws.

(l)           The Company will accept Old Securities in exchange for New Securities in accordance with and subject to the terms and conditions of the Exchange Offer.

(m)         On or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with DTC to allow for the book-entry movement of the Old Securities tendered for exchange between depository participants and the Exchange Agent.

(n)          The Operative Documents to which the Guarantor and/or the Company is, or is to be, a party (other than the Junior Equipment Notes issuable under Series 2002-1 with respect to the aircraft scheduled to be financed after the Exchange Date) have been, or will be, duly executed and delivered by the Guarantor and/or the Company, as the case may be, on or prior to the Exchange Date.

(o)          The Operative Documents to which the Guarantor and/or the Company is, or is to be, a party are or will be substantially in the form heretofore supplied to the Dealer Managers, and, when duly executed and delivered by the Guarantor or the Company, as the case may be, will constitute valid and binding obligations of the Guarantor or the Company, as the case may be, enforceable against the Guarantor and the Company, as the case may be, in accordance with their terms, except as may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), or (iii) an implied covenant of good faith and fair dealing.  The Basic Agreement is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act.  The New Securities, the Operative Documents, the Intercreditor Agreements, the Liquidity Facilities (as defined in the Intercreditor Agreements) and the Policies (as defined in the Intercreditor Agreements) will conform in all material respects to the descriptions thereof in the Exchange Circular—Prospectus.

(p)          When executed, authenticated, issued and delivered in the manner provided for in the Pass Through Trust Agreement and exchanged as provided in this Agreement, the New Securities will constitute valid and binding obligations of the 2003-1 Trustee, entitled to the benefits of the Pass Through Trust Agreement, and enforceable against the 2003-1 Trustee in accordance with their terms, except as may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(q)          The Junior Equipment Notes issued under Series 2001-1 and Series 2002-1 (with respect to the aircraft financed on or prior to the date hereof) (the “Outstanding Junior Equipment Notes”) have been duly authorized, executed and delivered by the Company and duly issued under such Indenture.  The Junior Equipment Notes under Series 1999-2, Series 1999-3, Series 2000-1, Series 2001-2 and Series 2002-1 (with respect to the aircraft to be financed after the date hereof) and the Series E Equipment Note (the “Additional Junior Equipment Notes”) have been duly authorized and, when executed and delivered by the Company and duly authenticated by the Indenture Trustee in accordance with the terms of the related Indenture, will be duly issued under such Indenture.  The Outstanding Junior Equipment Notes constitute, and the Additional Junior Equipment Notes will constitute, the valid and binding obligations of the Company except as may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.  The holders of the Junior Equipment Notes are, or will be, as the case may be, entitled to the benefits of the related Indenture.

(r)           The D-2 Secured Notes have been duly authorized and, when duly executed and delivered by the Company, will be duly issued and constitute the valid and binding obligations of the Company, except as may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(s)          Each Pledge Agreement, when duly executed and delivered by the Company, will create a valid, first priority security interest in the related certificates representing the Series D-2 Beneficial Interests and, except for (i) filings or recordings under the Uniform Commercial Code as is in effect in Minnesota, as of the date hereof, and (ii) taking possession of such certificates by the 2003-1 Trustee, no action needs to be taken to perfect the security interest in the D-2 Beneficial Interests under the Pledge Agreements.

(t)           The certificates representing the Beneficial Interests relating to each of the 2001-1 and 2002-1 Delaware Trusts, and, when duly executed, authenticated, issued and delivered by the related Owner Trustee, will constitute the valid and binding obligations of such Owner Trustee, except as may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.  The holders of the certificates representing the Beneficial Interests of the 2001-1 and 2002-1 Delaware Trusts will be entitled to the benefits of the related Statutory Trust Agreement.

(u)          Since the respective dates as of which information is given in the Exchange Circular—Prospectus, except as otherwise stated therein or contemplated thereby, there has not been any material adverse change in the condition (financial or otherwise), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

(v)          Neither the Company nor the Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect.  The Exchange Offer, the exchange of Old Securities for New Securities pursuant to the Exchange Offer and all other actions by the Company or the Guarantor contemplated in the Exchange Offer Material, and the execution and delivery by the Company and the Guarantor of this Agreement and by the Company and/or the Guarantor of the Operative Documents to which the Company and/or the Guarantor is, or is to be, a party, and the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor and do not and will not result in any violation of the charter or by-laws of the Company or the Guarantor, and do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or other instrument to which the Company or the Guarantor is a party or by which either may be bound or to which any of its properties may be subject and which is included or incorporated by reference as an exhibit to any document incorporated by reference in the Exchange Circular—Prospectus or included as an exhibit to the Registration Statement (including all Indentures and Participation Agreements but other than the Operative Documents and except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Guarantor or any of their respective properties (other than the securities or “blue sky” or similar laws of the various states and of foreign jurisdictions), except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect.

(w)         No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, issuance, sale and delivery of the New Securities, the valid authorization, execution, delivery and performance by the Guarantor and/or the

Company of this Agreement and the Operative Documents to which the Guarantor and/or the Company is, or is to be, a party, or the consummation by the Guarantor or the Company of the transactions contemplated by this Agreement and such Operative Documents, except such as are required under the Securities Act, the Exchange Act, the Trust Indenture Act and the securities or “blue sky” or similar laws of the various states and of foreign jurisdictions, and except for filings or recordings with the Federal Aviation Administration (the “FAA”) and under the Uniform Commercial Code as is in effect in Minnesota, as of the date hereof, which filings or recordings shall have been made, or duly presented for filing, including the filings of the amendments to the Indentures.

(x)          Except as disclosed in the Exchange Circular—Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or the Guarantor, threatened against the Company or the Guarantor that is required to be disclosed in the Exchange Circular—Prospectus or that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the Exchange Offer, and the aggregate of all pending legal or governmental proceedings that are not described in the Exchange Circular—Prospectus to which the Company or the Guarantor is a party or which affect any of their respective properties, including ordinary routine litigation incidental to their business, would not reasonably be expected to have a Material Adverse Effect.

(y)          There are no contracts or documents of a character required to be described in the Registration Statement or the Exchange Circular—Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

(z)          The Company and the Guarantor each possess all adequate certificates, authorizations and permits issued by appropriate governmental agencies or bodies which are necessary to conduct, in all material respects, the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or the Guarantor, would have, singly or in the aggregate, a Material Adverse Effect.

(aa)         Except as disclosed in the Exchange Circular—Prospectus, no labor dispute with the employees of the Company or the Guarantor exists or, to the knowledge of the Company and the Guarantor, is imminent, in either case, which might reasonably be expected to have a Material Adverse Effect.

(bb)        None of the Guarantor, the Company or the 2003-1 Trust is, or as a result of the consummation of the Exchange Offer will be, an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, as a result of the consummation of the Exchange Offer, the 2003-1 Trust will not result in the creation of an “investment company,” as defined in the Investment Company Act.

(cc)        The Exchange Offer, the exchange of Old Securities for New Securities pursuant to the Exchange Offer and the execution, delivery and performance of, and the consummation by the Company of the transactions contemplated in, this Agreement, comply and will comply in all material respects with all applicable requirements of the Securities Act, the Exchange Act, applicable state securities or “blue sky” laws and other applicable laws, and all applicable rules and regulations of the Commission (including, but not limited to, Sections 10 and 14 of the Exchange Act and Rules 10b-5, 14e-1, 14e-2 and 14e-3 thereunder) or any other federal or other governmental agency, authority or instrumentality (each, an “Other Agency”).  The commencement and consummation by the Company of the Exchange Offer, the execution of the Pass Through Trust Agreement by the Company, the issuance of the New Securities and the other transactions by the Company contemplated in the Exchange Offer Material and this Agreement do not and will not require any material consent, authorization, approval, order, exemption or other action of, or filing with or notification to, the Commission or any Other Agency, other than the filing of the Registration Statement.

(dd)        With respect to each Indenture pursuant to which a Junior Equipment Note will be issued on the Exchange Date, except for (A) the filing for recording pursuant to the Federal Aviation Act (as defined in such Indenture) of the amendment to such Indenture to be entered into on the Exchange Date and (B) the filing of financing statements and continuation statements at periodic intervals with respect to the security interests created by the Indenture, as amended by such amendment, under the Uniform Commercial Code of Minnesota, no further filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) is necessary under the laws of the United States of America or any State thereof in order to perfect the security interest in favor of the Indenture Trustee under (and as defined in) such Indenture in the Aircraft related to such Indenture as against the Company and any third parties in any applicable jurisdiction in the United States.

(ee)        No event has occurred and is continuing which constitutes an Event of Default under (and as defined in) any Indenture or would constitute such Event of Default but for the requirement that notice be given or time lapse or both; and no event has occurred and is continuing which constitutes an Event of Loss under (and as defined in) any Indenture or would constitute such Event of Loss with the lapse of time.

(ff)         Notwithstanding anything herein to the contrary, the Company and the Guarantor (and each employee, representative or other agent of the Company and the Guarantor) may disclose to any and all persons, without limitation of any kind, the United States tax treatment and United States tax structure of any transaction contemplated in the Exchange Offer Material and in this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company and the Guarantor relating to such United States tax treatment and United States tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

Any certificate signed by a duly authorized officer of the Company or the Guarantor and delivered to the Dealer Managers or to counsel for the Dealer Managers in connection with the Exchange Offer shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to the Dealer Managers as to the matters covered thereby.

9.            Opinions of Counsel; Officers’ Certificates; Other Closing Documents.  (a)  On each of the Commencement Date and the Exchange Date, the Company will deliver to the Dealer Managers an opinion of Simpson Thacher & Bartlett LLP, counsel to the Company and the Guarantor, and Cadwalader, Wickersham & Taft LLP, special counsel for the Company and the Guarantor, substantially in the form set forth in Exhibits A-1, A-2, A-3, and A-4 attached hereto.

(b)          On each of the Commencement Date and the Exchange Date, the Company will deliver to the Dealer Managers an opinion of the Vice President, Law & Secretary of the Company and the Guarantor, substantially in the form set forth in Exhibits B-1 and B-2 attached hereto.

(c)          On each of the Commencement Date and the Exchange Date, the Company will deliver to the Dealer Managers an opinion of Richards, Layton & Finger, P.A., counsel to the Delaware Trusts, substantially in the form set forth in Exhibits C-1 and C-2 attached hereto.

(d)          On each of the Commencement Date and the Exchange Date, the Company will deliver to the Dealer Managers an opinion of Richards, Layton & Finger, P.A., Delaware counsel to U.S. Bank Trust National Association, substantially in the form set forth in Exhibits D-1 and D-2 attached hereto.

(e)          On each of the Commencement Date and the Exchange Date, the Company will deliver to the Dealer Managers an opinion of Shipman & Goodwin LLP, counsel to U.S. Bank National Association and U.S. Bank Trust National Association, substantially in the form set forth in Exhibits F–1 and F–2 attached hereto.

(f)           On the Exchange Date, the Company will deliver to the Dealer Managers an opinion of Crowe & Dunlevy, special FAA counsel to the Company, substantially in the form set forth in Exhibit G attached hereto.

(g)          On each of the Commencement Date and the Exchange Date, the Company will deliver to the Dealer Managers a letter dated the Commencement Date or the Exchange Date, as the case may be, in form and substance satisfactory to the Dealer Managers and their counsel, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and the Exchange Circular—Prospectus.

(h)          On each of the Commencement Date and the Exchange Date, the Company and the Guarantor will deliver to the Dealer Managers certificates of the President or a Senior or Executive Vice President of the Company and the Guarantor, dated the Commencement Date or the Exchange Date, as the case may be, to the effect that all the representations and warranties of the Company and the Guarantor contained herein are true and correct as though expressly made at such time and that the Company and the Guarantor have performed in all material respects all obligations hereunder theretofore required to be performed.

(i)           On the Exchange Date, each of the Operative Documents shall have been duly executed and delivered by each of the parties thereto; the representations and warranties of the Company and the Guarantor contained in each of such executed Operative Documents to which they are parties shall be true and correct in all material respects as of the Exchange Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date) and the Dealer Managers shall have received a certificate of the President or a Senior or Executive Vice President of the Company, dated as of the Exchange Date, to such effect.

(j)           On each of the Commencement Date and the Exchange Date, the Dealer Managers shall have received an opinion of Shearman & Sterling LLP, counsel to the Dealer Managers in form and substance reasonably satisfactory to the Dealer Managers.

(k)          On the Exchange Date, the New Securities shall not be rated lower than the Old Securities by any of Moody’s Investor Service Inc., Standard and Poor’s Rating Service and Fitch Inc.

(l)           On the Exchange Date, the Company will deliver to the Dealer Managers written notice from the NYSE approving the listing of the New Securities.

10.          Covenants.  The Company and the Guarantor agree:

(a)          to list the New Securities on the NYSE before the Exchange Date;

(b)          to advise the Dealer Managers promptly of (i) the occurrence of any event that could cause the Company to withdraw or terminate the Exchange Offer and (ii) any proposal or requirement to amend or supplement any Exchange Offer Material;

(c)          to notify the Dealer Managers, promptly after the Company receives notice thereof (and, if in writing, to furnish the Dealer Managers with a copy thereof), (i) of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective, or any amendment or supplement to the Exchange Circular—Prospectus or any amended or additional Exchange Offer Material shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer, (iii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Exchange Circular—Prospectus or any of the Exchange Offer Material, (iv) of the suspension of the qualification of the New Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (v) of any request by the Commission to amend or supplement the Registration Statement, the Exchange Circular—Prospectus or the other Exchange Offer Material or for additional information or (vi) of the institution or threatening of any proceedings for any such purpose of which the Company has notice or of any litigation or other administrative proceeding with respect to the Exchange Offer;

(d)          to provide to the Dealer Managers promptly any other information relating to the Exchange Offer that they may from time to time reasonably request, and to advise the Dealer Managers promptly if any information previously provided becomes inaccurate in any material respect or is required to be updated;

(e)          to comply in all material respects with the provisions of the Securities Act, the Exchange Act and the Trust Indenture Act and, in each case, the rules and regulations promulgated by the Commission thereunder, in connection with the Exchange Offer Material, the Exchange Offer and the transactions contemplated hereby and thereby;

(f)           if, during such period after the Commencement Date, so long as there are Old Securities outstanding, as, in the opinion of counsel for the Dealer Managers, the Exchange Circular—Prospectus is required by law to be delivered in connection with exchanges of the Old Securities for New Securities, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Exchange Circular—Prospectus in order to make the statements therein, in the light of the circumstances when the Exchange Circular—Prospectus is delivered to a holder of Old Securities, not misleading, or if, in the opinion of counsel for the Dealer Managers, it is necessary to amend or supplement the Exchange Circular—Prospectus, to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at their own expense, to the Dealer Managers and to any other dealers upon request, either amendments or supplements to the Exchange Circular—Prospectus so that the statements in the Exchange Circular—Prospectus as so amended or supplemented will not, in the light of the circumstances when the Exchange Circular—Prospectus is delivered to a holder of Old Securities, be misleading or so that the Exchange Circular—Prospectus, as amended or supplemented, will comply with law;

(g)          to use all commercially reasonable efforts to cause the Registration Statement and any post-effective amendments to the Registration Statement to promptly become effective; and the Company will prepare and file, as required, any and all necessary amendments and supplements to any of the Exchange Offer Material and, if required by the Securities Act or the Exchange Act, will use all commercially reasonable efforts to cause such Exchange Offer Material to promptly become effective;

(h)          to endeavor to qualify the New Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Dealer Managers shall reasonably request; and

(i)           during the period beginning on the Commencement Date and continuing to and including the Exchange Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the New Securities, without the prior written consent of Morgan Stanley & Co. Incorporated.

(j)           to make generally available to the holders of the New Securities as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Guarantor (in form complying with the provisions of Rule 158 of the Securities Act), covering (i) a period of 12 months beginning after the effective date of the Registration Statement and any post-effective amendment thereof but not later than the first day of the Guarantor’s fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Guarantor’s fiscal quarter next following the date of this Agreement.

11.          Indemnification and Contribution; Settlement of Litigation; Release.  (a)  The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Dealer Manager and each person, if any, who controls such Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “indemnified party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Dealer Manager or any such controlling person in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Exchange Circular—Prospectus (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Dealer Manager furnished in writing to the Guarantor or the Company by or on behalf of any Dealer Manager expressly for use therein, (ii) the Exchange Offer, (iii) the exchange of Old Securities for New Securities pursuant to the Exchange Offer, (iv) all other actions contemplated in the Exchange Offer Material with respect to the Exchange Offer, (v) any breach by the Company or the Guarantor of any representation or warranty or failure to comply with any of the covenants and the agreements contained herein, (vi) any advice or services rendered or to be rendered by the Dealer Managers pursuant to or in connection with this Agreement or (vii) any withdrawal or termination by the Company or the Guarantor of, or failure by the Company or the Guarantor to commence or consummate, the Exchange Offer; provided, however, in the case of clauses (ii) through (vii), the Company and the Guarantor shall not be required to indemnify each Dealer Manager for any losses, claims, damages and liabilities (or expenses relating thereto) to the extent that such losses, claims, damages and liabilities (or expenses relating thereto) are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Dealer Manager.  No indemnified party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or the Guarantor or any other person for any act or omission on the part of any broker or dealer in securities or any commercial bank, trust company or other nominee and no indemnified party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, the Guarantor or any other person for any losses, claims, damages and liabilities arising from or in connection with any act or omission of the Dealer Managers in the performance of their respective obligations hereunder or otherwise in connection with the Exchange Offer, the purchase of Old Securities pursuant to the Exchange Offer or any other action contemplated in the Exchange Offer Material, except to the extent that any such losses, claims, damages and liabilities are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Dealer Manager.

(b)   In case any proceeding (including any governmental investigation) shall be instituted involving any indemnified party, such indemnified party shall promptly notify the Company and the Guarantor (each, an “indemnifying party”) in writing.  An indemnifying party may participate at its own expense in the defense of such action.  If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with the other indemnifying party receiving such notice, may, except as provided in the immediately following sentence, assume the defense of such action, with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c)   If the indemnification provided for in paragraph (a) of this Section 11 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and each Dealer Manager on the other hand from the Exchange Offer or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of each Dealer Manager on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor on the one hand and each Dealer Manager on the other hand in connection with the Exchange Offer shall be deemed to be in the same respective proportions as the aggregate principal amount of the New Securities issued or proposed to be issued bear to the aggregate fees paid or to be paid to each Dealer Manager under this Agreement.  The relative fault of the Company and the Guarantor on the one hand and of each Dealer Manager on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by each Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The respective obligations of each Dealer Manager to contribute pursuant to this Section 11 are several in proportion to the respective aggregate fees paid or to be paid to each Dealer Manager under this Agreement, and not joint.

(d)   The Company, the Guarantor and each Dealer Manager agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (c) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)   The indemnity and contribution provisions contained in this Section 11 and the representations and warranties of the Company or the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Dealer Manager or any person controlling any Dealer Manager or by or on behalf of the Guarantor or the Company, its officers or directors or any person controlling the Guarantor or the Company and (iii) the occurrence of the Exchange Date.

12.          Full Force and Effect.  The provisions of Sections 8, 11, 13, 19, 20 and 25 hereof shall apply to the Exchange Offer Material and any modification thereof and shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, termination, expiration or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Person, (iii) any withdrawal by the Dealer Managers pursuant to Section 4 of this Agreement or otherwise and (iv) the completion of the services of the Dealer Managers hereunder.

13.          Confidentiality.  Any advice or opinions provided by the Dealer Managers will not be disclosed or referred to publicly or to any third party (other than to attorneys and accountants of the Guarantor and the Company who agree to keep such advice or opinions confidential) except in accordance with the prior written consent of each Dealer Manager or as may be required by applicable laws.  The Guarantor and the Company agree that any reference to the Dealer Managers in the Exchange Offer Material, or in any other release or communication relating to the Exchange Offer, is subject to the prior written approval of such Dealer Manager.

14.          Trading Activities.  The Guarantor and the Company acknowledge that each Dealer Manager is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services.  In the ordinary course of trading and brokerage activities of the Dealer Managers, any Dealer Manager and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of the Guarantor, the Company or any other company that may be involved in the Exchange Offer.

15.          Termination.  This Agreement may be terminated upon the earlier of (a) the expiration, withdrawal or termination of the Exchange Offer, (b) the date of the Dealer Managers’ withdrawal pursuant to Section 4 of this Agreement or (c) the time and date at which this

Agreement is terminated by the mutual consent of the parties hereto.  Notwithstanding the termination of the Agreement pursuant to this Section 15, the right to compensation and reimbursement pursuant to the provisions of Sections 5 and 6 of this Agreement, accrued prior to the date of such termination, and the indemnity and the other provisions set forth in Sections 11 and 12 hereof will remain operative.

16.          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

17.          Counterparts.  This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.          Binding Effect.  This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon any successors, assigns, heirs and personal representatives of the Guarantor and the Company, each Dealer Manager and the other Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

19.          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20.          CONSENT TO JURISDICTION.  THE GUARANTOR AND THE COMPANY HEREBY (A) SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY WITH RESPECT TO ANY ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTIONS OR PROCEEDINGS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT, (C) WAIVE THE DEFENSE OF AN INCONVENIENT FORUM AND (D) AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY  BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

21.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

22.          Amendment.  This Agreement may not be amended or waived except in writing signed by each party to be bound thereby.

23.          Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by facsimile, as follows:

(i)	If to the Dealer Managers:

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Facsimile No.: (212) 761-0366
Attention: Global Capital Markets - Liability Management Group

and to:

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013
Facsimile No.: (212) 723-8971
Attention: Liability Management Group

J.P. Morgan Securities Inc.
270 Park Avenue, 5th Floor
New York, NY 10172
Facsimile: (212) 270-1063
Attention: Patricia Bril

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010
Facsimile: (212) 743-2585
Attention: Asset Finance

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Facsimile: (212) 797-2206
Attention: Liability Management

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022-6069
Facsimile No.: (212) 848-7179
Attention: Ji Hoon Hong

(ii)	If to the Company:

Northwest Airlines, Inc.
2700 Lone Oak Parkway
Eagan, Minnesota 55121
Facsimile No.: (612) 726-2221
Attention: Senior Vice President and
Treasurer, Department A4010

with a copy to:

Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, Minnesota 55121
Facsimile No.: (612) 726-2221
Attention: Senior Vice President and Treasurer, Department A4010

and with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile: (212) 455-2502
Attention: Edward Chung

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by facsimile, on the next day following the day on which such facsimile was sent, provided that a copy is also sent by certified or registered mail.

24.          Subheadings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

25.          WAIVER OF JURY TRIAL.  THE DEALER MANAGERS, ON THE ONE HAND, AND THE GUARANTOR AND THE COMPANY, ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO YOUR ENGAGEMENT AS DEALER MANAGER OR YOUR ROLE IN CONNECTION HEREWITH.

[Rest of Page Intentionally Left Blank]

               Please indicate your willingness to act as the Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

Northwest Airlines, Inc.

By:
Name:
Title:

Northwest Airlines Corporation

By:
Name:
Title:

Accepted and agreed as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON LLC

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.:

By:
Name:
Title:

By:
Name:
Title: